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                                                                       EXHIBIT 5


                                         Charles R. Davies
                                         Vice President
                                         And
                                         General Counsel


April   , 1995



GEICO Corporation
GEICO Plaza
Washington, D.C. 20076

Dear Sirs:

          I am Vice President and General Counsel of GEICO Corporation, a Delaware corporation (the "Company"), and in such capacity have represented the Company in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed public offering of the Company's Notes Due 2005 (the "Notes").

          I have examined the Certificate of Incorporation and Bylaws of the Company, such records of the corporate proceedings as I have deemed relevant, the Registration Statement in the form in which it is to be filed with the Securities and Exchange Commission, the proposed form of Underwriting Agreement to be entered into between the Company and Salomon Brothers Inc (the "Underwriting Agreement"), the proposed form of Indenture to be entered into between the Company and United States Trust Company of New York, as Trustee (the "Trustee") (the "Indenture"), and such other certificates, records and documents as I deemed necessary for the purpose of this opinion.

          Based on the foregoing, I am of the opinion that the Notes, when duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement will be duly issued and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture.

          I know that I am referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and I consent to such use of my name in the Registration Statement and to the use of this opinion for filing as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    Charles R. Davies